UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2010

TOT Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51108	20-01715816
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12100 NE 16th Ave. N. Miami, FL 33161		33161
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 891-2288

______________________________________________
Former name or former address, if changed since last report

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Disposition of Assets.

On March 31, 2010, TOT Energy, Inc. (the “Company”) and Sibburnefteservis, Ltd., completed the unwind of the TOT-SIBBNS, Ltd. joint venture.  The Company exchanged its 75% interest in TOT-SIBBNS for the 3,000,000 shares given to Evgeny Borograd in 2008 upon the establishment of the joint venture. The Company will have no further interest in the drilling equipment and other assets and liabilities of TOT-SIBBNS as a consequence of the unwind of the joint venture. The Company intends to focus on developing or acquiring an alternative energy solar business concentrating on commercial solar installations.

Assets and liabilities disposed of comprised the following at December 31, 2009:

Cash	$17,179
Contract receivable, net	67,824
Cost in excess of related billings on uncompleted contract	165,048
Inventory of raw materials	42,876
Prepaid expenses and other assets	5
Building	181,209
Macininery and equipment	3,432,188
Accumulated depreciation	(893,476)
Total Assets	$3,012,853

Accounts payable	$180,042
Accrued expenses	888,236
Total liabilities	$1,068,278

Item 9.01   Exhibits

Exhibit Number	Description

10.1	Joint Venture Dissolution Agreement dated March 31, 2010 between TOT Energy, Inc. and Sibburnefteservis, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOT Energy, Inc.

April 5, 2010	By:	/s/ Jonathan New
Name: Jonathan New
Title: Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Joint Venture Dissolution Agreement dated March 31, 2010 between TOT Energy, Inc. and Sibburnefteservis, Ltd.